EXHIBIT 10.5

                     EMPLOYMENT AGREEMENT OF DENNIS M. TERRY

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                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

      This Agreement amends, restates and supersedes in its entirety the employment agreement entered into on February 3, 2006 between the parties described below.

      This Agreement is made by and between First Federal Savings & Loan Association of Edwardsville, a federal savings and loan association (the "Bank"), with its principal office in Edwardsville, Illinois, and Dennis M. Terry ("Executive") and shall be effective as of the effective date (the "Effective Date") of the merger (the "Merger") of Clover Leaf Bank, an Illinois-chartered bank ("CLB") with and into the Bank pursuant to that certain Agreement and Plan of Reorganization by and between First Federal Financial Services, MHC, First Federal Financial Services, Inc. (the "Company"), First Clover Leaf Financial Corp., the Bank and Clover Leaf Financial Corp. ("CLFC") and CLB (the "Merger Agreement"). The Company shall be a signatory to this Agreement for the sole purpose of guaranteeing the Bank's performance hereunder.

      WHEREAS, Executive has served as an officer of CLB, which will merge with and into the Bank pursuant to the Merger Agreement; and

      WHEREAS, in order to induce Executive to enter into and remain in the employ of the Bank following the closing of the Merger and to provide further incentive to achieve the financial and performance objectives of the Bank , the parties desire to enter into this Agreement upon the terms and conditions hereof; and

      WHEREAS, the Executive agrees that upon the closing of the Merger this Agreement will supersede and replace that certain Executive Employment Agreement dated as of December 8, 2003 and that certain Change in Control Agreement dated as of December 8, 2003 (both as amended on May 24, 2005) with CLB and CLFC.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.    POSITION AND RESPONSIBILITIES.

      During the period from the Effective Date through October 1, 2006, Executive agrees to serve as Chief Operating Officer of the Bank and, effective October 1, 2006 (the "Appointment Date"), the Executive agrees to serve as the President and Chief Executive Officer of the Bank; provided, however, the Board of Directors of the Bank (the "Board") in its sole discretion, may extend the Appointment Date to January 1, 2007. Upon the Appointment Date, Executive shall be responsible for the overall management of the Bank, and shall be responsible for establishing the business objectives, policies and strategic plan of the Bank in conjunction with the Board. Upon the Appointment Date, Executive shall also be responsible for providing leadership and direction to all departments or divisions of the Bank, and shall be the primary contact between the Board and the staff of the Bank. Executive also agrees to serve, if elected, as an officer and director of the Bank or the Company or any subsidiary or affiliate of the Bank. Following the Appointment Date, failure to reappoint Executive as President and Chief Executive Officer of the

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Bank or if  Executive  is also a director of the Bank or the Company  failure to renominate the Executive as a director of the Bank or the Company without the consent of Executive during the term of this Agreement (except for any termination for Just Cause or Retirement, as defined herein) shall constitute a breach of this Agreement.

2.    TERM AND DUTIES.

      (a) The term of this Agreement and the period of Executive's employment hereunder will begin as of the Effective Date and continue through the end of the calendar year in which the Effective Date occurs, and will continue for a period of thirty-six (36) full calendar months thereafter with January 1, 2008 being the first anniversary date of this Agreement. Commencing on January 1, 2008, and continuing on each January 1st thereafter (the "Anniversary Date"), this Agreement shall renew for an additional year such that the remaining term shall be thirty-six (36) full calendar months provided, however, that the Board shall at least sixty (60) days before such Anniversary Date conduct a comprehensive performance evaluation and review of Executive for purposes of determining whether to extend this Agreement. The Board shall give Executive notice of its decision whether or not to renew this Agreement at least thirty
(30) days and not more than sixty (60) days prior to the Anniversary Date, and if written notice of non-renewal is provided to Executive within said time frame, the term of this Agreement shall not be extended and the remaining term shall be twenty-four (24) months from the Anniversary Date.

      (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence approved by the Board, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, business, social, religious, charitable or similar organizations, which, in the Board's judgment, will not present any conflict of interest with the Bank or materially affect the performance of Executive's duties pursuant to this Agreement.

3.    COMPENSATION, BENEFITS AND REIMBURSEMENT.

      (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $200,000 per year ("Base Salary"). Such Base Salary shall be payable biweekly, or with such other frequency as officers and employees are generally paid. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually. Such review shall be conducted by a committee designated by the Board, and the Bank may increase, but not decrease (except a decrease that is generally applicable to all employees) Executive's Base Salary (with any increase in Base Salary to become "Base Salary" for purposes of this Agreement). Within a reasonable period of time after the Appointment Date (but no later than February 1, 2007), the Board shall commission a compensation study by a mutually agreed upon compensation expert of persons who are both presidents and chief executive officers with comparable non-competition obligations at peer financial institutions located in a comparable geographic area and shall report its findings to Executive, with the understanding that

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Executive's  compensation  shall be  increased  to the  extent  necessary  to be competitive, in the judgment of the Board, with the compensation offered to persons who are both presidents and chief executive officers of such peer organizations. The compensation increase, if any, attributable to the 2007 compensation study shall be retroactive to the Appointment Date and any "catch up" payment shall be made to Executive in a lump sum within two (2) months after the Executive is notified of the increase. In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank. Base Salary shall include any amounts of compensation deferred by Executive under qualified and nonqualified plans maintained by the Bank. Base Salary shall not include any director's fees that the Executive is entitled to receive as a director of the Bank or the Company or any affiliate of the Bank. Such director's fees shall be separately paid to the Executive.

      (b) Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident insurance plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank or the Company in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to participate in any incentive compensation and bonus plans offered by the Bank or the Company in which Executive is eligible to participate. Nothing paid to Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which Executive is entitled under this Agreement. Executive shall receive an automobile allowance of not less than $460 each month, which shall be increased from time to time by the Board of the Bank to be commensurate with automobile allowances received by persons who are both presidents and chief executive officers of peer financial institutions.

      (c)   In addition to the Base Salary provided for by paragraph (a) of this
Section 3, the Bank shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine. The Bank shall reimburse Executive for his ordinary and necessary business expenses including, without limitation, fees for memberships in such clubs and organizations as Executive and the Board shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement.

4.    PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

      (a) Upon the occurrence of an Event of Termination (as herein defined) during Executive's term of employment under this Agreement, the provisions of this Section 4 shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any of the following:

            (i)   the   termination  by  the  Bank  of   Executive's   full-time
                  employment hereunder for any reason other than termination governed by Section 5

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                  (Termination for Cause) or  termination  governed by Section 6
                  (termination due to Disability or death); or

            (ii) Executive's resignation from the Bank's employ for any of the following reasons:

                  (A) the failure to appoint or reappoint Executive to the position set forth under Section 1 or, if Executive is also a director of the Bank or the Company, failure to renominate Executive as a director of the bank or the Company;

                  (B) a material change in Executive's functions, duties, or responsibilities with the Bank, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Section 1, above;

                  (C)   a  relocation   of   Executive's   principal   place  of
                        employment by more than thirty (30) miles from its location at the Effective Date of this Agreement;

                  (D) a material reduction in the benefits and perquisites to Executive from those being provided as of the later of the Effective Date or any subsequent Anniversary Date of this Agreement, other than an employee-wide reduction in pay or benefits;

                  (E)   a liquidation or dissolution of the Company or the Bank;
                        or

                  (F)   a material breach of this Agreement by the Bank.

                  Upon  the  occurrence  of any event  described in clauses (A),
                  (B), (C), (D), (E) or (F), above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written Notice of Termination, as defined in Section 9(a), given within ninety (90) days after the event giving rise to said right to elect. Notwithstanding the preceding sentence, in the event of a continuing breach of this Agreement by the Bank, Executive, after giving due notice within the prescribed time frame of an initial event specified above, shall not waive any of his rights under this Agreement and this Section solely by virtue of the fact that Executive has submitted his resignation, provided Executive has remained in the employment of the Bank and is engaged in good faith discussions to resolve any occurrence of an event described in clauses (A), (B), (C), (D) or (F) above.

            (iii) (A)  Executive's  involuntary  termination  by the Bank or the
                  Company (or any successor thereto) on the effective date of, or at any time following, a Change in Control, or (B) Executive's resignation from the employment with the Bank or the Company (or any successor thereto) following a

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                  Change  in  Control  as a result  of any  event  described  in
                  Section 4(a)(ii)(A), (B), (C), (D), or (F) above. For these purposes, a "Change in Control" shall mean a change in control of the Bank or the Company of a nature that: (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the
                  "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power
                  of  the  Company's  outstanding   securities  except  for  any
                  securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board of Directors of the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority
                  thereof,   provided  that  any  person   becoming  a  director
                  subsequent to the date hereof whose election was approved by a vote of at least a majority of the directors of the Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs.

      (b)   Upon the occurrence of an Event of  Termination  under Sections 4(a)
(i) or (ii), on the Date of Termination, as defined in Section 9(b), the Bank shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, an amount equal to the sum of: (i) his earned but unpaid salary as of the date of his termination of employment with the Bank; (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank or Company's officers and employees; (iii) the remaining payments that Executive would have earned, in accordance with Sections 3 (a) and 3(b), if he had continued his employment with the Bank for the remainder of the term of this Agreement (but in any event, such term shall not exceed thirty-six (36) months), and had earned the maximum bonus or incentive award in each calendar year that ends during such term; and (iv) the annual contributions or payments that would have been made on Executive's behalf to any employee benefit plans of the Bank as if Executive had continued his employment with the Bank for the remainder of the term of this Agreement (but in any event, such term shall not exceed thirty-six (36) months), based on contributions or payments made (on an annualized basis) at the Date of Termination. Any payments hereunder shall be made in a lump sum within thirty
(30) days after the Date of Termination, or in the event that Section 409A of the Internal Revenue Code of 1986, as amended ("Code") applies, no later than the first day of the seventh month following the Date of Termination. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

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      (c)   Upon  the  occurrence  of an  Event  of  Termination  under  Section
4(a)(iii), on the Date of Termination, as defined in Section 9(b), the Bank shall be obligated to pay Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, an amount equal to the sum of: (i) his earned but unpaid salary as of the date of his termination of employment with the Bank; (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Bank or Company's officers and employees; (iii) the remaining payments that Executive would have earned, in accordance with Sections 3 (a) and (b), if he had continued his employment with the Bank for a thirty-six (36) month period following his termination of employment, and had earned the maximum bonus or incentive award in each calendar year that ends during such term; and (iv) the annual contributions or payments that would have been made on Executive's behalf to any employee benefit plans of the Bank or the Company as if Executive had continued his employment with the Bank for a thirty-six (36) month period following his termination of employment, based on contributions or payments made (on an annualized basis) at the Date of Termination. Any payments hereunder shall be made in a lump sum within thirty
(30) days after the Date of Termination, or in the event that Section 409A of the Internal Revenue Code of 1986, as amended ("Code") applies, no later than the first day of the seventh month following the Date of Termination. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

      (d) Upon the occurrence of an Event of Termination, the Bank will cause to be continued life, medical and disability coverage substantially identical to the coverage maintained by the Bank for Executive and his family prior to Executive's termination. Such coverage shall continue at the Bank's expense for a period of twelve (12) months from the Date of Termination.

      (e) Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate payments or benefits to be made or afforded to Executive under this Section constitute an "excess parachute payment" under
Section 280G of the Internal Revenue Code of 1986, as amended, ("Code") or any successor thereto, and in order to avoid such a result, Executive's benefits hereunder shall be reduced, if necessary, to an amount, the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with Section 280G. The allocation of the reduction required hereby shall be determined by Executive.

      (f) Notwithstanding anything in this Agreement to the contrary, in the event the Executive resigns for any reason other than an Event of Termination (as described in Section 4), Termination for Just Cause (as described in Section
5), Termination for Disability or Death (as described in Section 6) or Termination Upon Retirement (as described in Section 7), all obligations of the Bank hereunder shall immediately cease upon the date of such resignation.

5.    TERMINATION FOR JUST CAUSE.

      (a) The term "Termination for Just Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law,

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rule or regulation (other than traffic  violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement.

      (b) Notwithstanding Section 5(a), neither the Company nor the Bank may terminate Executive for Just Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose, finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Just Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Just Cause. During the period beginning on the date of the Notice of Termination for Just Cause pursuant to Section 5 hereof through the Date of Termination, any unvested stock options and related limited rights granted to Executive under any stock option plan shall not be exercisable nor shall any unvested awards granted to Executive under any stock benefit plan of the Bank, the Company or any subsidiary or affiliate thereof, vest. At the Date of Termination, any such unvested stock options and related limited rights and any such unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination for Just Cause. In the Event of Executive's Termination for Just Cause, Executive shall resign immediately as a director of the Company and the Bank, and as a director and/or officer of any subsidiary or affiliate of the Company and/or the Bank.

6.    TERMINATION FOR DISABILITY OR DEATH.

      (a) The Bank or Executive may terminate Executive's employment after having established Executive's Disability. For purposes of this Agreement, "Disability" means a physical or mental infirmity that impairs Executive's ability to substantially perform his duties under this Agreement and that results in Executive's becoming eligible for long-term disability benefits under a long-term disability plan of the Company or the Bank (or, if the Company or the Bank has no such plan in effect, that impairs Executive's ability to substantially perform his duties under this Agreement for a period of one hundred eighty (180) consecutive days). The Board shall determine in good faith, based upon competent medical advice and other factors that they reasonably believe to be relevant, whether or not Executive is and continues to be disabled for purposes of this Agreement. As a condition to any benefits, the Board may require Executive to submit to such physical or mental evaluations and tests as it deems reasonably appropriate, at the Bank's expense.

      (b) In the event of such Disability, Executive's obligation to perform services under this Agreement will terminate. In the event of such termination, Executive shall receive benefits under any disability program sponsored by the Company or the Bank, provided such benefit is not less than the benefits provided in the following sentence of this Section 6(b). In the event the Company or the Bank does not sponsor any disability programs, the Executive shall continue to receive (x) his Base Salary, as defined in Section 3(a), at the rate in effect on the Date of Termination for period of one (1) year following the Date of Termination by reason of Disability, and (y) sixty-six and two-thirds percent (66 2/3%) of Executive's Base Salary each successive year after the first year following termination through the earliest to occur of (i) the date of

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Executive's death; (ii) the date the Executive recovers from such Disability; or
(iii) the date Executive attains age 65.

      (c) In the event of Executive's death during the term of this Agreement, his estate, legal representatives or named beneficiary or beneficiaries (as directed by Executive in writing) shall be paid Executive's Base Salary, as defined in Section 3, at the rate in effect at the time of Executive's death for a period of one (1) year from the date of Executive's death.

7.    TERMINATION UPON RETIREMENT

      Termination of Executive's employment based on "Retirement" shall mean termination of Executive's employment at age 65, unless extended by the Board. Upon termination of Executive's employment based on Retirement, no amounts or benefits shall be due Executive under this Agreement, and Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.

8.    RESIGNATION FROM BOARDS OF DIRECTORS

      In the event of Executive's termination of employment for any reason other than upon a Change in Control, Executive shall resign as a director of the Company and the Bank, and as a director and/or officer of any subsidiary or affiliate of the Company and/or the Bank.

9.    NOTICE.

      (a) Any notice required hereunder shall be in writing and hand-delivered to the other party. Hand delivery to the Bank and the Company shall be made to the Chairman or the Secretary of the Board of Directors of either entity. Any termination by the Bank or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

      (b) "Date of Termination" shall mean (A) if Executive's employment is terminated for Disability, thirty (30) days after a Notice of Termination is given (provided that he shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period), and (B) if his employment is terminated for any other reason, the date specified in the Notice of Termination.

      (c) If the party receiving a Notice of Termination desires to dispute or contest the basis or reasons for termination, the party receiving the Notice of Termination must notify the other party within thirty (30) days after receiving the Notice of Termination that such a dispute exists, and shall pursue the resolution of such dispute in good faith and with reasonable diligence pursuant to Section 16 of this Agreement. During the pendency of any such dispute, neither the Company nor the Bank shall be obligated to pay Executive compensation or other payments beyond the Date of Termination.

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10.   SOURCE OF PAYMENTS.

      All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive, and if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.

11.   EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

      This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, including, without limitation, that certain Executive Employment Agreement dated as of December 8, 2003 and that certain Change in Control Agreement dated as of December 8, 2003 with CLB and CLFC (both as amended on May 24, 2005). No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

12.   NO ATTACHMENT; BINDING ON SUCCESSORS.

      (a) Except as required by law or as otherwise provided in this Agreement, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

      (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

13.   MODIFICATION AND WAIVER.

      (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

      (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

14.   REQUIRED PROVISIONS.

      (a) The Company may terminate Executive's employment at any time, but any termination by the Board other than Termination for Just Cause as defined in
Section 5 hereof shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall have no right to receive compensation or other benefits for any period after Termination for Cause.

      (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) [12 USC Section 1818(e)(3)] or 8(g)(1) [12 USC
Section 1818(g)(1)] of the Federal Deposit Insurance Act (the "FDI Act"), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

      (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section   8(e)(4)   [12   USC    Section 1818(e)(4)]    or   8(g)(1)   [12   USC
Section 1818(g)(1)] of the FDI Act, all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

      (d)   If the Bank is in default as defined in Section 3(x)(1) [12 USC
Section 1813(x)(1)] of the FDI Act, all obligations of the Bank under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

      (e) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank, (i) by the Director of the OTS or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) [12 USC
Section 1823(c)] of the FDI Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

      (f) Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDI Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

15.   NON-COMPETITION AND POST-TERMINATION OBLIGATIONS.

      (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b), (c) and (d) of this
Section 15.

      (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party; provided, however, that Executive shall not be required to provide information or assistance with respect to any litigation between the Executive and the Bank or any of its subsidiaries or affiliates.

      (c) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Bank, the Company and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Bank, the Company and affiliates thereof. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Bank, Company or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the Office of Thrift Supervision ("OTS"), the Federal Deposit Insurance Corporation ("FDIC"), or other regulatory agency with jurisdiction over the Company, the Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank, and Executive may disclose any information regarding the Bank which is otherwise publicly available or which Executive is otherwise legally required to disclose. In the event of a breach or threatened breach by Executive of the provisions of this Section 15, the Bank will be entitled to an injunction restraining Executive from disclosing, in whole or in part, his knowledge of the past, present, planned or considered business activities of the Bank or the Company or any of their affiliates, or from rendering any services to any person, firm, corporation or other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Bank and the Company from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from Executive.

      (d) Upon any termination of Executive's employment hereunder for any reason other than (i) pursuant to Section 4(a)(iii); (ii) pursuant to Section 6(b); or (iii) any termination of Executive's employment hereunder as a result of the expiration of Executive's employment term following a notice of non-renewal pursuant to Section 2(a), Executive agrees not to compete with the Bank and the Company and any of their subsidiaries for a period of one (1) year following such termination in any city, town or county in which the Bank has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive's breach of this Section 15(d) agree that in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank and the Company from pursuing any other remedies available to them for such breach or threatened breach, including the recovery of damages from Executive. Executive further agrees that Executive will not, in any manner whatsoever, during his employment with the Company and the Bank and for a period of one (1) year following the termination of Executive's employment, either as an individual or as a partner, stockholder, director, officer, principal, employee, agent, consultant, or in any other relationship or capacity, with any person, firm, corporation or other business entity, either directly or indirectly, solicit or induce or aid in the solicitation or inducement of any employees of the Company or the Bank to leave their employment with the Company or the Bank. Executive further agrees that the Executive will not, in any manner whatsoever, during Executive's employment with the Company or the Bank and for a period of one (1) year following the termination of Executive's employment with the Company or the Bank, either as an individual or as a partner, stockholder, director, officer, principal, employee, agent, consultant or in any other relationship or capacity with any person, firm, corporation or other business entity, either directly or indirectly, solicit the business of any customers or clients of the Company or the Bank at the time of the termination of Executive's employment with the Company or the Bank.

16.   SEVERABILITY.

      If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.   HEADINGS FOR REFERENCE ONLY.

      The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.   GOVERNING LAW.

      This Agreement shall be governed by the laws of the State of Illinois but only to the extent not superseded by federal law.

19.   ARBITRATION.

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a single arbitrator selected by the Bank and Executive sitting in a location selected by the Bank and Executive within twenty-five (25) miles of Edwardsville, Illinois in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

20.   PAYMENT OF LEGAL FEES.

      All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been settled by Executive and the Bank or resolved in Executive's favor.

21.   INDEMNIFICATION.

      (a) The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under applicable law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board); provided, however, the Bank shall not be required to indemnify or reimburse Executive for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by Executive. Any such indemnification shall be made consistent with OTS Regulations and
Section 18(K) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(K), and the regulations issued thereunder in 12 C.F.R. Part 359.

      (b) Notwithstanding the foregoing, no indemnification shall be made unless the Bank gives the OTS at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the Board shall be sent to the Regional Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the Bank in writing within such notice period, of its objection thereto.

                                   SIGNATURES

      IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed by their duly authorized representatives, and Executive has signed this Agreement, effective as of the day and date first above written. The Company is a party to this Agreement for the sole purpose of guaranteeing the performance of the Bank under Sections 10 and 21 hereof.

ATTEST:                                    FIRST FEDERAL SAVINGS & LOAN
                                           ASSOCIATION OF EDWRDSVILLE

/s/ Linda Werner                           By: /s/ Joseph B. Helms
----------------------------------------      ----------------------------
Linda Werner, Corporate Secretary             Joseph Helms
                                              Chairman of the Board

ATTEST:                                    FIRST FEDERAL FINANCIAL SERVICES,
                                           INC.

/s/ Linda Werner                           By: /s/ Joseph B. Helms
----------------------------------------      ----------------------------
Linda Werner, Corporate Secretary             Joseph Helms
                                              Chairman of the Board

WITNESS:                                   EXECUTIVE:

/s/ Darlene McDonald                       /s/ Dennis M. Terry
----------------------------------------   -------------------------------
                                           Dennis M. Terry

                        FIRST CLOVER LEAF FINANCIAL CORP.

                              EMPLOYMENT AGREEMENT

      This Agreement is made and entered into by and between First Clover Leaf Financial Corp. (the "Company") and Dennis M. Terry ("Executive"), and shall be effective as of the 20th day of February 2007 (the "Effective Date").

      WHEREAS, Executive currently serves as President and Chief Executive Officer of the Company and of First Clover Leaf Bank, a federal savings and loan association and the wholly owned subsidiary of the Company (the "Bank");

      WHEREAS, the Company and Executive desire to memorialize the terms and conditions of Executive's employment by the Company by entering into this Agreement;

      WHEREAS, Executive and the Bank are party to that certain Employment Agreement dated as of February 3, 2006, which sets forth the terms and conditions of Executive's employment by the Bank (such Employment Agreement, as it may be amended from time to time, is referred to herein as the "Bank Employment Agreement");

      NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereto hereby agree as follows:

1.    POSITION AND RESPONSIBILITIES.

      During the term of this Agreement, Executive agrees to serve as President and Chief Executive Officer of the Company and the Company agrees to employ Executive as President and Chief Executive Officer.

2.    TERM AND DUTIES.

      (a) The term of Executive's employment hereunder shall begin as of the date hereof and shall continue for the term of the Bank Employment Agreement, as extended from time to time. Termination of the Bank Employment Agreement shall constitute termination of this Agreement.

      (b) During the term hereof, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence approved by the Board of Directors of the Company (the "Board"), Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder, as such duties are defined from time to time by the Board; provided, however, that, with the approval of the Board, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, business companies or business organizations, which, in such Board's judgment, will not present any conflict of interest with the Company, or materially affect the performance of Executive's duties pursuant to this Agreement, it being understood that membership in and service on boards or committees of social, religious, charitable or similar organizations does not require Board approval.

3.    NO SEPARATE COMPENSATION

      The parties hereto acknowledge that Executive shall be entitled to no compensation or benefits from the Company for his services hereunder separate from the compensation and benefits paid or granted to Executive for his service as President and Chief Executive Officer of the Bank under the Bank Employment Agreement.

4.    BREACH

      The parties hereto acknowledge and agree that a breach of this Agreement by either of them shall constitute a breach of the Bank Employment Agreement, and a breach of the Bank Employment Agreement by either of them shall constitute a breach of this Agreement.

5.    REQUIRED PROVISIONS.

      Notwithstanding anything herein contained to the contrary, any payments to Executive by the Company are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

6.    GOVERNING LAW.

      This Agreement shall be governed by the laws of the State of Illinois but only to the extent not superseded by federal law.

7.    ARBITRATION.

      Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a single arbitrator selected by the Company and Executive sitting in a location selected by the Company and Executive within twenty-five (25) miles of Edwardsville, Illinois in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

                                   SIGNATURES


      IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representatives, and Executive has signed this Agreement, effective as of the date first above written.

ATTEST:                                   FIRST CLOVER LEAF FINANCIAL CORP.



/s/ Linda Werner                          By: /s/ Joseph B. Helms
------------------------------------         -----------------------------------
Linda Werner, Corporate Secretary            Joseph Helms, Chairman of the Board










WITNESS:                                  EXECUTIVE:



/s/ Donna L. Brandmeyer                   /s/ Dennis M. Terry
------------------------------------      --------------------------------------
                                          Dennis M. Terry


                                       3